Exhibit 99.1

VirTra Announces Closing of $18.0 Million Registered Direct Offering

TEMPE, Ariz. — April 8, 2021 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, today announced that, as of Monday, April 5, 2021, the Company had closed its previously announced registered direct offering of three million shares of common stock at a price of $6.00 per share, based on the Nasdaq “Minimum Price” rule. The total gross proceeds of the offering were $18.0 million, before deducting the placement agents’ fees and other estimated offering expenses.

Roth Capital Partners acted as the lead placement agent in this offering. Lake Street Capital Markets acted as co-placement agent for the offering. Maxim Group LLC acted as a financial advisor to the Company in connection with the offering.

“We anticipate that the proceeds from this offering will allow us to accelerate our long-term strategic roadmap, expand our production capacities, and keep us well capitalized for other high-value opportunities that we may encounter in the future,” said Bob Ferris, president and CEO of VirTra. “VirTra’s objective is to lead the world in simulation training for police and military staff who must face grave challenges. We believe that we are well-positioned in our markets, and bolstered with these additional funds, we plan to grow in lockstep with increased demand.”

The shares of common stock described above were offered pursuant to a “shelf” registration statement (File No. 333-238624) filed with the Securities and Exchange Commission (“SEC”) on May 22, 2020 and declared effective by the SEC on June 2, 2020. The offering of the shares was made only by means of a prospectus supplement that forms a part of the registration statement. A prospectus supplement and the accompanying prospectus relating to and describing the terms of the registered direct offering has also been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering may also be obtained by contacting Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, by calling (800) 678-9147 or by e-mail at rothecm@roth.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860